Exhibit 99.2

FORM OF INSTRUCTIONS FOR COMPLETION OF USG CORPORATION RIGHTS CERTIFICATES

CONSULT THE INFORMATION AGENT OR YOUR BANK, BROKER OR OTHER NOMINEE AS TO ANY QUESTIONS.

The following instructions relate to the grant by us to holders of our common stock of transferable rights to purchase shares of our common stock at an exercise price of $40.00 in cash per share, as described in our prospectus dated                         , 2006.

We will distribute to stockholders of record of our common stock as of the close of business on                         , 2006, New York City time, at no charge, one transferable right for each share of our common stock they hold on the record date.

The number of rights to which you are entitled is printed on the face of your rights certificate. You should indicate your wishes with regard to the exercise or sale of your rights by completing, executing and returning to the rights agent your rights certificate in the envelope provided. You should ensure that you complete the form on the reverse side of your rights certificate.

YOUR RIGHTS CERTIFICATE, OR NOTICE OF GUARANTEED DELIVERY, AND PAYMENT OF THE EXERCISE PRICE MUST BE RECEIVED BY THE RIGHTS AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON                         , 2006, UNLESS THE TIME PERIOD FOR EXERCISING THE RIGHTS IS EXTENDED BY USG CORPORATION (AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). THE RIGHTS EXPIRE, IF NOT PREVIOUSLY EXERCISED, AT 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. YOUR EXERCISE OF RIGHTS MAY BE VALIDLY WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY PRIOR TO THE EXPIRATION DATE.

We anticipate that the rights will be eligible to trade on the New York Stock Exchange under the symbol “USG RT.”

1.	RIGHTS.

Each right entitles you to purchase one share of our common stock at an exercise price of $40.00. You are not required to exercise all of your rights granted to you pursuant to the rights offering. The number of rights to which you are entitled is printed on the face of your rights certificate.

You should indicate your wishes with regard to the exercise or sale of your rights by completing the appropriate sections of your rights certificate and returning the certificate to the rights agent in the envelope provided pursuant to the procedures described in the prospectus and in these instructions.

2.	EXERCISING YOUR RIGHTS AND PAYING FOR YOUR SHARES.

You may exercise your rights by properly completing and signing your rights certificate. It is important that you also review and check the applicable boxes in Section 1.C of your rights certificate.

You must deliver your rights certificate to Computershare Trust Company, N.A., which is acting as the rights agent. The address of the rights agent is set forth below and on your rights certificate. THE RIGHTS AGENT WILL NOT ACCEPT A FACSIMILE TRANSMISSION OF YOUR COMPLETED RIGHTS CERTIFICATE.

The delivery of your rights certificate must be accompanied by full payment of the exercise price for each share you wish to purchase. Your payment of the exercise price must be made in U.S. dollars for the full number of shares of common stock you are purchasing pursuant to the exercise of rights by:

•	certified check drawn upon a U.S. bank payable to the rights agent;

•	cashier’s check drawn upon a U.S. bank or express money order payable to the rights agent; or

•	wire transfer of funds to the account maintained by the rights agent for the purpose of the rights offering at:

Bank of America

ABA No.: 026009593

Computershare Trust Company, N.A.

Account: 9429037376

Reference: Agent for Voluntary Jobs 3

To confirm receipt of your wire transfer, you may call the rights agent at (877) 281-1168. You may also wish to send to the rights agent by facsimile transmission at (781) 380-3388 confirmation of your wiring instructions to alert the rights agent to your incoming wire transfer.

THE RIGHTS AGENT WILL NOT ACCEPT NON-CERTIFIED CHECKS DRAWN ON PERSONAL OR BUSINESS ACCOUNTS. THE RIGHTS AGENT WILL ACCEPT PAYMENT ONLY BY CERTIFIED CHECK, CASHIER’S CHECK, EXPRESS MONEY ORDER OR WIRE TRANSFER OF FUNDS.

If you wish to exercise rights, but you do not have sufficient time to deliver the rights certificate evidencing your rights to the rights agent prior to the expiration of the rights offering, you may exercise your rights by the following guaranteed delivery procedures:

•	deliver to the rights agent prior to the expiration of the rights offering the exercise price payment for each share you elected to purchase pursuant to the exercise of rights in the manner set forth above;

•	deliver to the rights agent prior to the expiration of the rights offering the form entitled “Notice of Guaranteed Delivery,” substantially in the form provided with these instructions; and

•	deliver the properly completed rights certificate evidencing your rights being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the rights agent within three (3) business days following the date you submit your Notice of Guaranteed Delivery. You should make sure you check the box in the upper right hand corner of the reverse side of your rights certificate indicating that you have already provided us with a properly completed Notice of Guaranteed Delivery and payment for the shares you elected to purchase.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with these instructions. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution, acceptable to the rights agent.

You should deliver your rights certificate, payment of the exercise price (unless you decide to wire your payment) and any notices of guaranteed delivery to the rights agent by mail or overnight courier to:

By Mail:	By Overnight Courier:
Computershare Trust Company, N.A. P.O. Box 859208 Braintree, Massachusetts 02185-9208	Computershare Trust Company, N.A. 161 Bay State Drive Braintree, Massachusetts 02184

Payment of the exercise price by wire transfer may be made as provided above.

If you have questions about whether your completed rights certificate or payment has been received, please contact the rights agent at (877) 281-1168.

Your delivery to an address other than the addresses set forth above will not constitute valid delivery.

3.	METHOD OF DELIVERY OF YOUR RIGHTS CERTIFICATE TO THE RIGHTS AGENT.

You are responsible for the method of delivery of your rights certificate. We recommend that you send your rights certificate by overnight courier, or if you send your rights certificate by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery of your rights certificate to the rights agent prior to the expiration of the rights offering.

4.	TRANSFERABILITY OF RIGHTS.

You may transfer your rights. The rights are transferable until the close of business on the last trading day before the expiration of the rights offering. You may try to sell your rights through normal investment channels. We anticipate that the rights will be eligible to trade on the New York Stock Exchange, under the symbol “USG RT,” from the commencement date of the rights offering until the close of business on the last trading day before the expiration of the rights offering. The rights are a new issue of securities, however, and do not have an established trading market. We cannot give you any assurance that a market for the rights will develop or, if a market does develop, as to how long it will continue. Therefore, we cannot assure you that you will be able to sell any of your rights.

5.	METHOD OF TRANSFERRING RIGHTS.

You may transfer the rights evidenced by a single rights certificate by completing Section 2 of your rights certificate. A portion of the rights evidenced by a single rights certificate representing full and not any fractional rights may be transferred by delivering to the rights agent a rights certificate properly endorsed for transfer, with instructions to register that portion of the rights indicated in the name of the transferee and to issue a new rights certificate to the transferee evidencing the transferred rights.

If you wish to transfer all or a portion of your rights, you should allow a sufficient amount of time prior to the expiration of the rights offering for the transfer instructions to be received and processed by the rights agent and the rights evidenced by the new rights certificates to be exercised or sold by the recipients of the rights certificates. The required time will depend upon the method by which delivery of the rights certificates and payment is made and the number of transactions you instruct the rights agent to effect. PLEASE BEAR IN MIND THAT THE RIGHTS OFFERING PERIOD IS LIMITED. Neither we nor the rights agent shall have any liability to a transferee or you if rights certificates or any other required documents are not received in time for exercise or sale prior to the expiration of the rights offering.

A new rights certificate will be issued to you upon the partial exercise or sale of rights. You must contact the rights agent, at the rights agent’s address set forth above, regarding issuance of a new rights certificate representing your unused rights.

All commissions, fees and other expenses, including brokerage commissions and transfer taxes, incurred in connection with the purchase, sale or exercise of rights will be for your account, and none of these commissions, fees or expenses will be paid by us or the rights agent.

6.	SALES OF RIGHTS THROUGH THE RIGHTS AGENT

You may seek to sell your rights through the rights agent. If you wish to have the rights agent seek to sell your rights, you must check the applicable box in Section 1.D or 1.E of your rights certificate and deliver your rights certificate to the rights agent. If you want the rights agent to seek to sell only a portion of your rights, you must include instructions setting forth what you would like done.

If the rights agent sells rights for you, it will send you a check for the net proceeds from the sale of any of your rights as soon as practicable after the expiration of the rights offering. If your rights can be sold, the sale will be deemed to have been made at the weighted average net sale price of all rights sold by the rights agent regardless of the price actually received by the rights agent for the sale of your rights. The rights agent will charge a fee of $5.00 per sale transaction for each holder of rights whose rights are sold in that transaction, regardless of the number of rights sold in that transaction. The aggregate fees charged by the rights agent for selling rights will be deducted from the aggregate sale price for all such rights in determining the weighted average net sale price of all such rights. The rights are a new issue of securities, however, and do not have an established trading market. We cannot give you any assurance that a market for the rights will develop or, if a market does develop, as to how long it will continue or at what prices the rights will trade. Accordingly, we cannot assure you that the rights agent will be able to sell your rights.

         The rights agent must have received your properly executed rights certificate and appropriate instructions before 11:00 a.m., New York City time, on                         , 2006, the fifth business day prior to the expiration date of the rights offering. If less than all sales orders received by the rights agent are filled, it will prorate the sales proceeds among you and the other holders of rights based on the number of rights that each holder has instructed the rights agent to sell, regardless of when the instructions are received by it. The rights agent is required to sell your rights only if it is able to find buyers. If the rights agent cannot sell your rights by 5:00 p.m., New York City time, on                         , 2006, the third business day prior to the expiration date of the rights offering, the rights agent will return your rights certificate to you by overnight delivery.

7.	EXERCISING A PORTION OF YOUR RIGHTS.

If you purchase fewer than all of the shares of our common stock represented by your rights certificate, you must contact the rights agent, at the rights agent’s address set forth above, regarding issuance of a new rights certificate representing your unexercised rights. If you would like this certificate registered in the name of someone other than yourself, you should check the box in Section 1.C.(2) and complete Section 2 of your rights certificate.

8.	WITHDRAWAL OF EXERCISE OF RIGHTS

Your exercise of rights may be validly withdrawn at any time prior to the deadline for withdrawal, but not thereafter, subject to applicable law. The deadline for withdrawal is 5:00 p.m., New York City time, on the business day prior to the expiration date of the rights offering. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the rights agent prior to the deadline for withdrawal at its address set forth above. Any such notice of withdrawal must (a) specify the name of the person that exercised the rights, which exercise is to be withdrawn, (b) contain the number of rights exercised, which exercise is to be withdrawn, and (c) be signed by the holder of such rights in the same manner as the original signature on the rights certificate by which such rights were exercised (including any required signature guarantees). Any rights the exercise of which have been properly withdrawn will be deemed not to have been exercised for purposes of the rights offering.

Withdrawals of exercises of rights can be accomplished only in accordance with the foregoing procedures. Any permitted withdrawals may not be rescinded, and any rights the exercise of which have been properly withdrawn will thereafter be deemed not exercised for purposes of the rights offering; provided, however, that rights may be re-exercised by again following one of the appropriate procedures described herein at any time at or prior to the expiration of the rights offering.

9.	EXECUTION OF RIGHTS CERTIFICATE.

(a) Execution by Registered Holder. The signature on the rights certificate must correspond with the name or names of the registered holder(s) exactly as it appears on the face of the rights certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign the rights certificate in accordance with the foregoing. If you sign the rights certificate in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the rights agent in its sole and absolute discretion, you must present to the rights agent satisfactory evidence of your authority to sign in that capacity.

(b) Signature Guarantees. Your signature on the rights certificate must be guaranteed by an eligible institution if you have completed Section 2 or Section 3 of your rights certificate.

An “eligible institution” is a “financial institution,” which term includes most commercial banks, savings and loan associations and brokerage houses, that is a participant in any of the following: (i) the Securities Transfer Agents Medallion Program; (ii) the New York Stock Exchange, Inc. Medallion Signature Program; or (iii) the Stock Exchanges Medallion Program.

10.	PROCEDURES FOR DTC PARTICIPANTS.

If your rights are held of record through the Depository Trust Company (“DTC”), you may exercise your rights for each beneficial holder by instructing DTC, or having your broker instruct DTC, to transfer your rights from your account to the account of the rights agent, together with certification as to the aggregate number of rights you are exercising and the price for each share you purchased pursuant to your exercise of rights.

11.	ISSUANCE OF OUR COMMON STOCK.

If you properly exercise your rights, you will be deemed to own the shares immediately after the expiration of the rights offering. We will issue share certificates as soon as practicable. We have the discretion to delay distribution of any shares if necessary to comply state securities laws. No interest will be paid to you on the funds you deposit with the rights agent. If you would like any or all of the shares to be issued to you upon exercise of your rights registered in the name of someone other than yourself, you should check the box in Section 1.C.(3) and complete Section 3 of your rights certificate.

12.	FORM W-9.

If you elect to exercise the rights, you should provide the rights agent with a correct Taxpayer Identification Number on the Form W-9, which is included with these instructions. Additional copies of Form W-9 may be obtained upon request from the rights agent at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject you to a $50 penalty and to federal income tax backup withholding with respect to dividends that may be paid by us on shares of common stock purchased upon the exercise of rights (for those holders exercising rights) and with respect to proceeds from the sale of rights. See the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, which are included with these instructions.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE (YOU) TO GIVE THE PAYOR. Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payor. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

FOR THIS TYPE OF ACCOUNT:		GIVE THE SOCIAL SECURITY NUMBER OF—
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner (1)
5.	Sole proprietorship or single-owner LLC	The owner (3)

FOR THIS TYPE OF ACCOUNT:		GIVE THE EMPLOYER IDENTIFICATION NUMBER OF—
6.	Sole proprietorship or single-owner LLC	The owner (3)
7.	A valid trust, estate or pension trust	The legal entity (4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational or other tax-exempt organization account	The organization
10.	Partnership	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity

1.	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
2.	Circle the minor’s name and furnish the minor’s social security number.
3.	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).
4.	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5. Application for a Social Security Card, at the local Social Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1-800-TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING PAYEES SPECIFICALLY EXEMPTED FROM WITHHOLDING INCLUDE:

-	An organization exempt from tax under Section 501(a), an individual retirement account (IRA) or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).
-	The United States or a state thereof, the District of Columbia, a possession of the United States or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.
-	An international organization or any agency or instrumentality thereof.
-	A foreign government and any political subdivision, agency or instrumentality thereof.

OTHER PAYEES THAT MAY BE EXEMPT FROM BACKUP WITHHOLDING PAYEES THAT MAY BE EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

-	A corporation.
-	A financial institution.
-	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.
-	A real estate investment trust.
-	A common trust fund operated by a bank under Section 584(a).
-	An entity registered at all times during the tax year under the Investment Company Act of 1940.
-	A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
-	A futures commission merchant registered with the Commodity Futures Trading Commission.
-	A foreign central bank of issue.

PAYMENTS OF DIVIDENDS AND PATRONAGE DIVIDENDS GENERALLY EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

-	Payments to nonresident aliens subject to withholding under Section 1441.
-	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
-	Payments of patronage dividends not paid in money.
-	Payments made by certain foreign organizations.
-	Section 404(k) payments made by an ESOP.

PAYMENTS OF INTEREST GENERALLY EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

-	Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and you have not provided your correct taxpayer identification number to the Payor.
-	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
-	Payments described in Section 6049(b)(5) to nonresident aliens.
-	Payments on tax-free covenant bonds under Section 1451.
-	Payments made by certain foreign organizations.
-	Mortgage interest paid to you.

Certain payments, other than payments of interest, dividends and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

EXEMPT PAYEES DESCRIBED ABOVE MUST FILE FORM W-9 OR A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE

PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART II OF THE FORM AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE OF INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

PRIVACY ACT NOTICE. Section 6109 requires you to provide your correct taxpayer identification number to payors, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold as much as 28% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a Payor. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a Payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.